UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2013

GREEN ENERGY RENEWABLE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-52438	65-0855736
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

243 W. Congress, Suite 350, Detroit, Michigan 48226

(Address of principal executive offices)(Zip Code)

313-962-5222

(Registrant’s telephone number, including area code)

2029 Paradise Road, Las Vegas, NV 89104

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On January 28, 2013, Gerry Shirren notified the company that he was planning to resign as a Director to pursue other interests. There is no disagreement between Mr. Shirren and the Company. The Board of Directors of GERS does not intend to replace Mr. Shirren on the Board at this time.

Separately, the company has announced the appointment of Roger Silverthorn, CPA as Chief Financial Officer and Secretary of GERS, effective February 1, 2013. Mr. Silverthorn has over 28 years experience in the renewable energy business as power plant owner and operator of eight solid-fuel biomass power plants in two countries and several states. He led the development of vertically integrated fuel systems and also developed a renewable energy marketing company, among the first in the United States. He was an early entrant to the renewable energy business when renewable power generation was in its infancy.

(c) Exhibits

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Energy Renewable Solutions, Inc.

Dated: March 8, 2013	By: /s/ Joe DuRant

Title: Chief Executive Officer